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                                                                    EXHIBIT 21.1

                               APACHE CORPORATION

                            LISTING OF SUBSIDIARIES

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EXACT NAME OF SUBSIDIARY                                    JURISDICTION OF
AND NAME UNDER WHICH                                        INCORPORATION OR
SUBSIDIARY DOES BUSINESS                                    ORGANIZATION
________________________________________________________________________________
Apache Foundation                                           Minnesota
Apache Gathering Company                                    Delaware
Apache Holdings, Inc.                                       Delaware
Apache International, Inc.                                  Delaware
         Apache Cote d'Ivoire, Inc.                         Delaware
         Apache Oil Australia Pty Limited                   New South Wales, Australia
         Apache Oil Azerbaijan, Inc.                        Delaware
         Apache Oil Congo, Inc.                             Delaware
         Apache Oil Egypt, Inc.                             Delaware
         Apache Oil Java Sea, Inc.                          Delaware
         Apache Oil Sumatra, Inc.                           Delaware
Apache Overseas, Inc.                                       Delaware
         Apache China Corporation LDC                       Cayman Islands
         Apache Cote d'Ivoire Petroleum LDC                 Cayman Islands
MW Petroleum Corporation                                    Colorado
         MWJR Petroleum Corporation                         Delaware
Nagasco, Inc.                                               Delaware
         Apache NGC, Inc.                                   Delaware
         Apache Marketing, Inc.                             Delaware
         Apache Transmission Corporation - Texas            Texas
         Apache Crude Oil Marketing, Inc.                   Delaware
         Nagasco Marketing, Inc.                            Delaware
Apache Corporation (New Jersey)                             New Jersey
Apache-Beals Corporation                                    New York
Apache Oil Corporation                                      Texas
Burns Manufacturing Company                                 Minnesota
Apache Energy Resources Corporation                         Delaware
         Apache Bentu Limited                               Oklahoma
         Hadson Bunyu Limited                               Oklahoma
         Apache Energy Limited                              Western Australia
                Apache Northwest Pty Ltd.                   Western Australia
                      Petro Energy Limited                  New South Wales, Australia
                Apache Beagle Pty Ltd.                      Western Australia
                Apache Carnarvon Pty Ltd.                   Western Australia
                Apache Dampier Pty Ltd.                     Western Australia
                Hadson Pacific Pty Ltd.                     Western Australia
                Hadson Timor Sea Pty Ltd.                   Western Australia
                Apache (WA 225) Pty Ltd.                    Western Australia
Mid Equipment, Incorporated                                 Delaware
XPX Acquisitions, Inc.                                      Delaware

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